Exhibit 23.1

KPMG LLP
Suite 2000
355 South Grand Avenue
Los Angeles, CA 90071-1568

Report of Independent Registered
Public Accounting Firm

The Board of Directors and Shareholders
Chad Therapeutics, Inc.:

We have audited the accompanying balance sheets of Chad Therapeutics, Inc. as of March 31, 2005 and 2004 and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chad Therapeutics, Inc. as of March 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Los Angeles, California
April 29, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

KPMG LLP
Suite 2000
355 South Grand Avenue
Los Angeles, CA 90071-1568

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chad Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-93734) on Form S-8 of Chad Therapeutics, Inc. of our report dated April 29, 2005, with respect to the balance sheets of Chad Therapeutics, Inc. as of March 31, 2005 and 2004 and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2005, which report appears in the March 31, 2005 annual report on Form 10-K of Chad Therapeutics, Inc.

Los Angeles, California
June 17, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.